C. R. BARD. INC. AND SUBSIDIARIES


                                                       EXHIBIT 21



Parents and Subsidiaries of Registrant

The following table lists, as of December 31, 1993, the Company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary, by indentation, the immediate parent of such subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.


                                           Where           % of
                                        Incorporated   Voting Stock

C. R. Bard, Inc.                        New Jersey     (Registrant)
  Bainbridge Science, Inc.              Washington         100
  Bard Access Systems, Inc.             Utah               100
  Bard Canada Inc.                      Canada             100
  Bard Cardiopulmonary, Inc.            Delaware           100
  Bard Devices, Inc.                    Delaware           100
    Davol Inc.                          Delaware           100
  Bard Implants, Inc.                   Delaware           100
  Bard International, Inc.              Delaware           100
    Bard Japan Limited                  Japan              100
  Bard Shannon Limited                  Ireland            100
    Bard de Espana, S.A.                Spain              100
      C. R. Bard GmbH                   Germany            100
      Bard Portugal                     Portugal           100
    Bard Belgium N.V.                   Belgium            100
    Bard Galway Limited                 Ireland            100
    Bard Holdings Limited               England            100
      Bard Limited                      England            100
    Bard Nederland B.V.                 Netherlands        100
    Bard S.P.A.                         Italy              100
    C. R. Bard Ireland Limited          Ireland            100
    Laboratoires Bard S.A.              France             100
  BCP Puerto Rico, Inc.                 Delaware           100
  Catalina Acquisition Corp.            Delaware           100
  CRB Delaware, Inc.                    Delaware           100
  Pilot Cardiovascular Systems, Inc.    Delaware           100
  Roberts Laboratories, Inc.            Arizona            100



The Consolidated Financial Statements include the accounts of the Registrant and all its wholly-owned subsidiaries.


                            IV - 415